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                                                                    EXHIBIT 10.1


                         EXECUTIVE EMPLOYMENT AGREEMENT

         AGREEMENT, effective as of the 31st day of May, 1996, by and between Netegrity, Inc. , a Delaware corporation (the "Company"), and Barry Bycoff, an individual residing at 3 Kress Farm Road, Hingham, Massachusetts (the "Executive").

         WHEREAS, the Company desires to engage the full-time services of the Executive;

         WHEREAS, the Executive desires to be so employed by the Company; and

         WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be available solely to the Company on such full-time basis, and that the Executive is willing and able to render such services on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

         SECTION 1. EMPLOYMENT. The Company hereby employs the Executive as its President and Chief Executive Officer, and the Executive hereby accepts such employment under and subject to the terms and conditions hereinafter set forth. The Executive further agrees to serve as a member of the Board of Directors (the "Board") of the Company if elected or appointed to such office in accordance with the Company's By-Laws.


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         SECTION 2. TERM. Unless sooner terminated as provided in Section 10, the term of employment under this Agreement shall begin on the date first written above and shall conclude on third anniversary thereof (the "Term") subject to automatic renewals for additional one year terms unless terminated by the Company upon 90 days notice prior to the end of the Term or any renewal term.

         SECTION 3. DUTIES. The Executive shall serve as President and Chief Executive Officer, and he shall perform additional duties consistent with the offices of President and Chief Executive Officer as the Board of Directors of the Corporation may reasonably assign to him from time to time. The Executive hereby agrees to devote his full business time and best efforts to the faithful performance of such duties and to the promotion and forwarding of the business and affairs of the Company for the Term.

         SECTION 4. SALARY COMPENSATION. In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive an initial base salary (the "Base Salary") at the rate of One Hundred Sixty-Five Thousand Dollars ($165,000) per calendar year, which Base Salary shall be subject to an annual review by, and to an increase in the sole discretion of, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried key executive employees, and the Board may change the Base Salary from time to time in its sole discretion; provided, however, that in no event shall the Base Salary for any calendar year be less than the Base Salary in effect for the immediately prior calendar year.

         SECTION 5. BONUS COMPENSATION. The Executive shall be entitled to be eligible to participate in the Company bonus plan, pursuant to which he may receive an amount up to 50%


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of his Base Salary compensation, such bonus to be payable in accordance with performance milestone reasonably prepared by the Compensation Committee and shared with the Executive prior to each fiscal year.

         SECTION 6. FRINGE BENEFITS. As a key executive employee of the Company, the Executive shall be eligible to participate in all employee fringe benefit programs as are made available from time to time to the Company's key executive employees.

         SECTION 7. BENEFITS. In addition to the compensation detailed in
Section 4, 5 and 6 of this Agreement, the Executive shall be entitled to the following additional benefits:

         SECTION 7.01. PAID VACATION. The Executive shall be entitled to four
(4) weeks paid vacation per calendar year, such vacation to extend for such periods and shall be taken at such intervals as shall be appropriate and consistent with the proper performance of the Executive's duties hereunder and consistent with the Company's vacation policy.

         SECTION 7.02. INSURANCE COVERAGE. During the Term, the Company shall provide the Executive with group health, dental and life insurance protection to the same extent that it makes such protection available to its other key executive employees. In addition, during the effectiveness of this Agreement, the Company shall at its expense obtain for the Executive's benefit (i) a term life insurance policy providing coverage in an amount equal to two times the Executive's Base Salary and (ii) a disability insurance policy providing coverage in an amount equal to eighty percent (80%) of the Executive's Base Salary.

         SECTION 7.03. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable expenses actually incurred by the Executive in connection with the business affairs of the Company and the performance of his duties hereunder. The Executive




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shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Board may establish from time to time.

         SECTION 8. NON-COMPETITION/NON-SOLICITATION.

         (a) During the Executive's period of employment, the Executive will devote his available business time and best efforts to promoting and advancing the business of the Company. During the Executive's period of employment and for a period of one (1) year after termination of such employment (for any reason whatsoever, whether voluntarily or involuntarily), the Executive agrees that he will not engage in any business or other commercial activity which is or may be competitive with the products and services being designed, marketed, distributed or developed by the Company at the time of termination of such employment.

         (b) Notwithstanding anything to the contrary contained in Section 8(a) above, the restriction on the Executive as to non-competition shall be specifically limited to any company, organization or business entity which is substantially engaged in the development and distribution of access control software for the Web.

         (c) During the Executive's period of employment and for a period of one (1) year after termination of such employment (for any reason whatsoever, whether voluntarily or involuntarily), the Executive agrees that he will not:

                  (i) directly or indirectly induce or attempt to influence any then current employee of the Company or any subsidiary or affiliate thereof to terminate his or her employment with the Company or any subsidiary or affiliate thereof during the non-competition period as set forth in Section 8(a) above; or

                  (ii) contact, directly or indirectly, any person or entity who is or was a customer of the Company or any subsidiary or affiliate thereof or otherwise has or had a business



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relationship with the Company or any subsidiary or affiliate thereof for purposes of competing, or aiding another to compete with the Company or any subsidiary or affiliate thereof in any business conducted by, or under development by, the Company or any subsidiary or affiliate thereof during the non-competition period as set forth in Section 8(a) above.

         SECTION 9. TERMINATION. This Agreement shall be terminated at the end of the Term, or earlier as follows:

         SECTION 9.01. DEATH. This Agreement shall terminate upon the death of the Executive, except that the compensation provided in Section 4 shall continue through the end of the month in which the Executive's death occurs.

         SECTION 9.02. PERMANENT DISABILITY. This Agreement shall terminate upon the payment of benefit payments pursuant to Section 7.02 hereof in the event of any physical or mental disability of the Executive determined in accordance with the standards applicable to the disability insurance policy referred in Section
7.02 hereof.

         SECTION 9.03. BY THE COMPANY FOR CAUSE. The employment of the Executive may be terminated by the Company for Cause (as defined below) at any time effective upon written notice to the Executive. The Company shall provide the Executive with at least ten (10) business days' prior written notice of the reason for termination for Cause and of a Board meeting at which a termination for Cause will be considered and the Executive will have an opportunity to attend and participate in that meeting. For purposes hereof, the term "Cause" shall mean that the Board has determined that any one or more of the following has occurred:

                  (a) The Executive shall have been convicted of, or shall have pleaded guilty or NOLO CONTENDERE to, any felony;

                  (b) The Executive shall have intentionally committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company which has a material adverse effect on the Company; or



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                  (c) the Executive shall have (i) refused to carry out the
                  duties reasonably assigned to him by the Board and consistent with his status as President and Chief Executive Officer, or
                  (ii) refused to perform duties set forth in Sections 1 and 3 of this Agreement, which failure, refusal or breach shall have continued for a period of at least ten (10) days after notice from the Company describing such failure, refusal or breach in reasonable detail.

         SECTION 9.04. BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Executive's employment at any time without Cause effective upon 90 days written notice to the Executive or payment of 90 days' salary in lieu thereof and upon payments required under Section 10.02.

         SECTION 9.05. TERMINATION WITHOUT CAUSE. Each of the following events shall be deemed to be a "Termination Without Cause."

                  (i) termination of the Executive's employment for any reason following a "Change of Control", as hereinafter defined;

                  (ii) any change in the location of the principal place of work of the Executive to a location more than forty (40) miles from Hingham, Massachusetts, as to which change the Executive has not consented, the Executive having consented to employment at the Company's Waltham headquarters;

                  (iii) any reduction in the Executive's Base Salary to a level below that paid to the Executive for the prior year;

                  (iv) the demotion of the Executive from his position as President and Chief Executive Officer or the assignment to him of duties inconsistent with his position as President and Chief Executive Officer; and

                  (v) the removal of the Executive from the Board of Directors of the Company (other than as a result of a voluntary resignation).



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         For purposes hereof a "Change of Control" shall mean the happening of any of the following events: (i) an acquisition by any person or group of persons of 50% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company; (ii) the approval by the Directors or Shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all substantially all of the assets of the Company which would result in the voting securities of the Company immediately prior to such transaction continuing to represent less than 50% of the combined voting power of the securities entitled to vote generally in the election of directors of the Company or such other entity outstanding immediately after such transaction, or (iii) the members of the Board of Directors of the Company (or their respective successors designated by the stockholders which designated current members of the Board of Directors) on the date hereof shall not constitute a majority of the Board of Directors of the Company; provided however that a change in the current members of the Board of Directors pursuant to Section 3(c)(ii) of the Company's Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on January 7, 1998, will not be deemed a Change of Control for the purposes of this Agreement.

         SECTION 9.06. BY THE EXECUTIVE VOLUNTARILY. The Executive may terminate this Agreement at any time effective upon at least thirty (30) business days' prior written notice to the Company.

         SECTION 10. TERMINATION PAYMENTS AND BENEFITS.

         SECTION 10.01. VOLUNTARY TERMINATION, TERMINATION FOR CAUSE. Upon any termination of this Agreement: (1) voluntarily by the Executive (other than pursuant to Section 9.04 hereof) or, (2) by the Company for Cause as provided in
Section 9.03, all payments,



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salary and other benefits hereunder shall cease at the effective date of termination except as specifically provided in this Section 10.

         SECTION 10.02. TERMINATION WITHOUT CAUSE; COMPANY ELECTION NOT TO RENEW. In the event that this Agreement is terminated by the Company Without Cause or the Company elects not to renew this Agreement pursuant to Section 2 hereof, the Executive shall receive as a termination settlement an amount equal to twelve (12) month's salary as is in effect at the effective date of termination and any payment in lieu of notice pursuant to Section 9.04 hereof (the "Termination Payment"). The Termination Payment (other than payment in lieu of notice pursuant to Section 9.04, which shall be paid upon the Termination Without Cause) shall be paid in twelve (12) monthly installments on the first business day of each month following the effective date of termination. The Termination Payment shall be reduced by any statutorily-mandated severance, change of control, plant closing, or similar payment to the Executive by the Company or its stockholders. In addition to the Termination Payment, the Executive shall continue to receive the insurance benefits and other fringe benefits referenced in Sections 6 and 7 for a period of twelve (12) months following the effective date of termination hereunder for a period of (eighteen) 18 months following the effective date of termination.

         SECTION 10.03. TERMINATION AND VACATION TIME. Upon termination for any reason or no reason, the Executive shall be entitled to be fully compensated for all unused vacation time accrued as of December 31, 1997.

         SECTION 10.04. TERMINATION AND EXERCISABILITY OF OPTIONS. Notwithstanding any provision to the contrary in that certain Incentive Stock Option Agreement dated April 5, 1994, by and between the Company (formerly known as The Software Developer's Company, Inc.) and the Executive (the "1994 Option Agreement") or that certain Incentive Stock Option



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Agreement dated July 27, 1995, by and between the Company and the Executive (the
"1995 Option Agreement"), in the event the Executive ceases to be an employee of the Company or one of its subsidiaries, all options granted to the Executive pursuant to the 1994 Option Agreement and the 1995 Option Agreement, will terminate three hundred sixty-five (365) days from the date the Executive ceases to be employed by the Company or one of its subsidiaries, or on the date on which the options expire by their terms, whichever occurs first; provided that the Board may, in its discretion, extend such three hundred sixty-five (365) day period of exercisability for such time period as it deems appropriate.

         SECTION 10.05. PUBLIC STATEMENT OF TERMINATION. In the event the Executive's employment terminates for any reason, the Company and the Executive shall make best efforts to agree upon a public statement pertaining to the Executive's termination of employment, and the terms of said statement shall not be subject to subsequent modification by either party unless required by law; provided, however, that in the event the Company and the Executive are unable in good faith to agree on such a statement, the Company may make public statements as are necessary to comply with the law or relevant regulations.

         SECTION 10.06. NO OTHER BENEFITS. Except as specifically provided in this Section 10, the Executive shall not be entitled to any compensation, severance or other benefits from the Company upon the termination of this Agreement for any reason whatsoever.

         SECTION 11. MERGER CLAUSE. The Company shall not consolidate, merge or transfer all or a substantial portion of its assets without requiring the transferee to assume this Agreement and the obligations hereunder.

         SECTION 12. SEVERABLE PROVISIONS. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision.



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In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

         SECTION 13. NOTICES. All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

                  If to the Company:         Netegrity, Inc.
                                             245 Winter Street
                                             Waltham, MA  02154
                                             Attn: Chairman of the Board

                  Copy to:                   Anthony J. Medaglia, Jr., Esq.
                                             HUTCHINS, WHEELER & DITTMAR
                                             A Professional Corporation
                                             101 Federal Street
                                             Boston, MA  02110

                  If to the Executive:       Barry Bycoff
                                             3 Kress Farm Road
                                             Hingham, MA 02043

or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 13.

         SECTION 14. MISCELLANEOUS.

         SECTION 14.01. MODIFICATION. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.



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         SECTION 14.02. ASSIGNMENT AND TRANSFER. This Agreement shall not be terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Company. Neither this Agreement nor any of the rights, duties or obligations of the Executive shall be assignable by the Executive, nor shall any of the payments required or permitted to be made to the Executive by this Agreement be encumbered, transferred or in any way anticipated.

         SECTION 14.03. CAPTIONS. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

         SECTION 14.04. GOVERNING LAW. This Agreement shall be construed under and enforced in accordance with the laws of The Commonwealth of Massachusetts.


                           [INTENTIONALLY LEFT BLANK]




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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as a sealed instrument as of the day and year first above written.


                                           NETEGRITY,  INC.


                                    By: /s/ Stephen L. Watson
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                                        Stephen L. Watson
                                        Chairman of the Board




                                           EXECUTIVE

                                    By: /s/ Barry Bycoff
                                        ----------------------------------
                                        Name:  Barry Bycoff



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